February 8, 2018 BILL NUTI, CHAIRMAN & CEO MARK BENJAMIN, PRESIDENT & COO BOB FISHMAN, CFO Q4 2017 EARNINGS CONFERENCE CALL

2 FORWARD-LOOKING STATEMENTS. Comments made during this conference call and in these materials contain forward-looking statements. Statements that describe or relate to NCR's plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in these materials include statements about NCR’s plans for further share repurchases in 2018; NCR’s full year 2018 financial guidance, and first quarter 2018 financial guidance, and the expected type and magnitude of the non-operational adjustments included in any forward-looking non-GAAP measures; NCR's initiatives to accelerate its transformation, and the expected timing, costs and benefits thereof; NCR's Mission One (M1) Services initiative and its expected benefits on NCR's services margin profile; NCR's expected areas of focus to drive momentum; expectations for accelerating cloud and recurring revenue; the status and momentum of NCR's Services and Hardware transformations; and NCR's expected free cash flow generation and capital allocation strategy. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1a "Risk Factors" of NCR's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 24, 2017, and those factors detailed from time to time in NCR's other SEC reports. These materials are dated February 8, 2018, and NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP MEASURES. While NCR reports its results in accordance with generally accepted accounting principles in the United States (GAAP), comments made during this conference call and in these materials will include or make reference to certain "non-GAAP" measures, including: selected measures, such as period-over-period revenue growth, expressed on a constant currency basis and adjusted constant currency basis, gross margin rate (non-GAAP), diluted earnings per share (non-GAAP), free cash flow (FCF), gross margin (non-GAAP), free cash flow as a percentage of non-GAAP net income (or free cash flow conversion rate), net debt, adjusted EBITDA, the ratio of net debt to adjusted EBITDA, operating expenses (non-GAAP), operating income (non-GAAP), interest and other expense (non-GAAP), income tax expense (non-GAAP), income tax rate (non-GAAP), and net income (non-GAAP). These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Explanations of these non- GAAP measures, and reconciliations of these non-GAAP measures to their directly comparable GAAP measures, are included in the accompanying "Supplementary Materials" and are available on the Investor Relations page of NCR's website at www.ncr.com. Descriptions of many of these non-GAAP measures are also included in NCR's SEC reports. USE OF CERTAIN TERMS. As used in these materials, (i) the term "recurring revenue" means the sum of cloud, hardware maintenance and software maintenance revenue, (ii) the term “net annual contract value” or “net ACV” for any particular period means NCR’s net bookings for cloud revenue during the period, and is calculated as twelve months of expected subscription revenues under new cloud contracts during such period less twelve months of subscription revenues under cloud contracts that expired or were terminated during such period, adjusted for twelve months of expected pricing discounts or price increases from renewals of existing contracts, and (iii) the term "CC" means constant currency. These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. NOTES TO INVESTORS

3 Q4 results IN LINE WITH EXPECTATIONS Improving CLOUD revenue growth; Net ACV of $67M, up 46% full year Gross Margin RATE EXPANSION driven by strength in Services 2018 GUIDANCE Revenue growth 0% - 3%; Non-GAAP EPS of $3.30 - $3.45; Free cash flow conversion rate of ~90% OVERVIEW $300M SHARE REPURCHASE planned for 2018 with $125M completed to date

4 Non-GAAP gross margin rate up 20 bps as reported and down 10 bps CC Non-GAAP Diluted EPS down 14% as reported and down 20% CC Strong performance in FY 2017; Q4 2016 benefited from $100m working capital improvement FX Benefit 30 bps FX Benefit $0.08 $1.80 billion 29.4% 29.6% Q4 2016 Q4 2017 $0.92 Q4 2016 Q4 2017 $449 million Q4 2016 $402 million Q4 2017 Revenue Non-GAAP Gross Margin Rate Non-GAAP Diluted EPS Free Cash Flow Revenue down 1% as reported and down 3% CC; Recurring revenue up 4% CC, 42% of total revenue $1.78 billion Q4 2017 $1.07 FX Benefit $31 million Q4 2017 FINANCIAL RESULTS Q4 2016

5 Non-GAAP gross margin rate up 70 as reported and CC Non-GAAP Diluted EPS up 6% as reported and 4% CC 92% FCF conversion rate in 2017; FY 2016 benefited from $100m working capital improvement in Q4 No FX impact FX Benefit $0.06 $6.54 billion 28.8% 29.5% 2016 2017 $3.20 2016 2017 $628 million 2016 $453 million 2017 Revenue Non-GAAP Gross Margin Rate Non-GAAP Diluted EPS Free Cash Flow Revenue flat as reported and up 1% adjusted CC; Recurring revenue up 3% CC, 44% of total revenue $6.52 billion 2017 $3.02 FX Benefit $8 million IPS $124 million FY 2017 FINANCIAL RESULTS 2016

6 NCR SOLUTION ECOSYSTEM Branch Transformation Digitizing the Bank Digital Channel Omni-Channel Commerce Payments Consumer Engagement & Experience Travel & Events Transformation Security Restaurant Operations Transformation Outdoor Transformation Store Operations Transformation Store Transactions Transformation ATM Re-invention Cash Management ODSP Omni-Channel Decision Support Platform

7 TRANSFORMATION PROGRESS What we said we would do What we did IMPROVING SALES EXECUTION INCREASING CUSTOMER SERVICES PRODUCTIVITY AND LOYALTY MAKING SOFTWARE OUR BUSINESS OPTIMIZING OUR COST STRUCTURE Created Industry Solutions Group to optimize solution offers World Class Customer Services based on Cx Loyalty Scores up 500 bps from 2015 $2B Software Company with ~$600 M from Cloud; Accelerated Cloud and unattached SW license growth Drove Services margin expansion over 300 bps How have we done so far?

8 ACCELERATING OUR TRANSFORMATION Focus on ensuring success in our strategic plan to build share in the most promising growth areas while driving further operating efficiencies Expected P&L Charge of $200 million to $250 million over next 2 years Expected Cash Costs of $150 million to $200 million over next 2 years Annual Run Rate Savings of approximately $150 million by 2020 Investing in Software products that will accelerate growth Driving growth in Services through structural improvements Optimizing Hardware production, sourcing and supply chain strategy

9 Flat CC Up 2% CC Down 9% CC Down 80 bps CC Up 280 bps CC Down 330 bps CC53.8% 53.1% 22.2% 25.0% Q4 2016 Q4 2017 Q4 2016 Q4 2017 Software Gross Margin Services Gross Margin 18.1% 15.6% Q4 2016 Q4 2017 Hardware Gross Margin $502 million $508 million Q4 2016 Q4 2017 $598 million $619 million Q4 2017Q4 2016 Software Revenue Services Revenue $702 million $655 million Hardware Revenue Q4 2017Q4 2016 Q4 2017 SEGMENT RESULTS

10 Q4 2017 Q4 2016 % Change % Change Constant Currency Software License $95 $103 (8)% (10)% Attached License 37 45 (18)% (21)% Unattached License 58 58 —% —% Software Maintenance 96 96 —% (2)% Cloud 156 147 6% 6% Professional Services 161 156 3% 1% Software Revenue $508 $502 1% —% Software Gross Margin $270 $270 —% (1)% Software Gross Margin Rate 53.1% 53.8% (70) bps (80) bps Operating Income $166 $172 (3)% (5)% Operating Income as a % of Revenue 32.7% 34.3% (160) bps (160) bps $ in millions SOFTWARE Q4 2017 Update KEY HIGHLIGHTS • Cloud up 6% with accelerated sequential growth of $7 million driven by prior period bookings • Q4 Net ACV of $14 million; Full year Net ACV of $67 million compared to FY 2016 Net ACV of $46 million • Software License down 8% due to lower software license revenue associated with lower hardware sales; FY 2017 Unattached Software License up 12% • Gross Margin rate down driven by lower Software License revenue partially offset by improved efficiency and scale in Software Maintenance and Cloud

11 Q4 2017 Q4 2016 % Change % Change Constant Currency Services Revenue $619 $598 4% 2% Services Gross Margin $155 $133 17% 16% Services Gross Margin Rate 25.0% 22.2% +280 bps +280 bps Operating Income $79 $62 27% 27% Operating Income as a % of Revenue 12.8% 10.4% +240 bps +260 bps $ in millions SERVICES Q4 2017 Update KEY HIGHLIGHTS • Growth in annuity services revenue, including hardware maintenance and managed services, drove higher revenue in the quarter; Backlog improving in form of higher file value • Gross margin rate increased due to sustainable improvements achieved through Mission One (M1) initiative • M1 initiative is a performance and profit improvement program focused on transforming NCR’s services margin profile through: 1) Productivity and efficiency improvements; 2) Remote diagnostics and repair; 3) Product life- cycle management; and 4) a higher mix of managed services

12 Q4 2017 Q4 2016 % Change % Change Constant Currency ATMs $303 $385 (21)% (22)% Self-Checkout (SCO) 131 132 (1)% (1)% Point-of-Sale (POS) 218 177 23% 20% Interactive Printer Solutions (IPS) 3 8 (63)% (63)% Hardware Revenue $655 $702 (7)% (9)% Hardware Gross Margin $102 $127 (20)% (25)% Hardware Gross Margin Rate 15.6% 18.1% (250) bps (330) bps Operating Income ($2) $30 (107)% (105)% Operating Income as a % of Revenue (0.3%) 4.3% (460) bps (540) bps $ in millions HARDWARE Q4 2017 Update KEY HIGHLIGHTS • Strong growth in POS revenues, primarily due to new customer wins and continued traction for NCR forecourt Omni-Channel solution in the Petroleum & Convenience market • ATM revenue down in the quarter due to lower backlog at the beginning of the quarter, but exceeded Company expectations • SCO revenue down slightly; Sequential growth of 66% from Q3 2017 • Gross margin rate decrease due to lower ATM volumes and new product introductions

13 n Software 51.1% GM rate n Services 24.7% GM rate n Hardware 16.4% GM rate YTD 2017 Operating Income Mix Software 65% Services 24% Up 3% CC Up 3% CC Down 2% Adj. CC $1.84 billion $1.90 bilion FY 2016 FY 2017 $2.31 billion $2.37 billion Software Revenue Services Revenue $2.40 billion $2.24 billion Hardware Revenue FY 2017 SEGMENT RESULTS FY 2016 FY 2017 FY 2016 FY 2017 Software 66% Services 34% • Cloud revenue growth of 6%; Net ACV growth of 46% • Unattached SW license revenue growth of 12% • Services margin expansion of 310 bps • Recurring revenue at 44% of total revenue, up 100 bps

14 QTD YTD Q4 2017 Q4 2016 Q4 2017 Q4 2016 Cash Provided by Operating Activities $484 $525 $755 $894 Total capital expenditures (1) (88) (67) (294) (227) Cash used in Discontinued Operations 6 (9) (8) (39) Free Cash Flow $402 $449 $453 $628 Free Cash Flow Conversion Rate (2) 92% 132% $ in millions (1) The total capital expenditures of $294 million in 2017 includes $60 million related to the new world headquarters in Atlanta, Georgia. This $60 million is offset by $44 million of reimbursements by the lessor included in net cash provided by operating activities. (2) Calculated as Free Cash Flow as a % of non-GAAP net income. FREE CASH FLOW

15 FY 2016 Q3 2017 FY 2017 Debt $3,051 $3,253 $2,991 Cash (498) (405) (537) Net Debt $2,553 $2,848 $2,454 Adjusted EBITDA (1) $1,057 $1,129 $1,124 Net Debt / Adjusted EBITDA 2.4x 2.5x 2.2x $ in millions, except metrics(1) Adjusted EBITDA for the trailing twelve-month period. NET DEBT AND EBITDA METRICS

16 FY 2018 Guidance Revenue Growth 0% - 3% GAAP Diluted EPS $2.08 - $2.48 Non-GAAP Diluted EPS $3.30 - $3.45 Free Cash Flow ~90% Conversion Rate FY and Q1 2018 GUIDANCE Q1 2018 Guidance Revenue Growth (1%) - 2% GAAP Diluted EPS $0.16 - $0.29 Non-GAAP Diluted EPS $0.41 - $0.47

17 Improving execution and operational efficiencies Focused on sales funnel, go to market offers, orders and Net ACV growth to drive momentum Accelerate recurring revenue; primarily cloud Accelerate transformation initiatives to generate targeted run-rate savings of $150 million by 2020 Services transformation well under way; Hardware transformation building momentum Free cash flow generation and balanced capital allocation strategy remain top priorities LOOKING FORWARD

18 SUPPLEMENTARY MATERIALS

19 Q4 2017 Q4 2016 % Change As Reported FY 2017 FY 2016 % Change As Reported Revenue $1,782 $1,802 (1)% $6,516 $6,543 —% Gross Margin 515 479 8% 1,864 1,782 5% Gross Margin Rate 28.9% 26.6% 28.6% 27.2% Operating Expenses 334 333 —% 1,188 1,183 —% % of Revenue 18.7% 18.5% 18.2% 18.1% Operating Income 181 146 24% 676 599 13% % of Revenue 10.2% 8.1% 10.4% 9.2% Interest and other expense (50) (57) (12)% (194) (220) (12)% Income Tax Expense 164 17 865% 242 92 163% Income Tax Rate 125% 19% 50% 24% Net Income (1) ($35) $68 (151)% $237 $283 (16)% Diluted EPS ($0.38) $0.43 (188)% $1.01 $1.80 (44)% in millions, except per share amounts Q4 & FY 2017 GAAP RESULTS (1) Q4 GAAP net income includes pension mark-to-market expense of $25 million compared to $78 million in the prior year, and $130 million non-cash charge related to the impact of the U.S. Tax Cuts and Jobs Act enacted in December 2017. The non-cash charge represents a provisional amount and NCR's current best estimate, which may be refined and adjusted over the course of 2018.

Q4 & FY 2017 OPERATIONAL RESULTS

	Q4 2017	Q4 2016	% Change As Reported	% Change Constant Currency	FY 2017	FY 2016	% Change As Reported	% Change Adjusted Constant Currency
Revenue	$1,782	$1,802	(1)%	(3)% [(1)]	$6,516	$6,543	—%	1% [(1)]
Gross Margin (non-GAAP)	527	530	(1)%	(3)%	1,924	1,882	2%	2%
Gross Margin Rate (non-GAAP)	29.6%	29.4%	+20 bps	(10) bps	29.5%	28.8%	+70 bps	+70 bps
Operating Expenses (non-GAAP)	284	266	7%	5%	1,071	1,042	3%	3%
% of Revenue	15.9%	14.8%			16.4%	15.9%		
Operating Income (non-GAAP)	243	264	(8)%	(11)%	853	840	2%	2%
% of Revenue	13.6%	14.7%	(110) bps	(130) bps	13.1%	12.8%	+30bps	—bps
Interest and other expense (non-GAAP)	(50)	(56)	(11)%	4%	(194)	(214)	(9)%	(3)%
Income Tax Expense (non-GAAP)	49	36	36%		162	147	10%	
Income Tax Rate (non-GAAP)	25%	17%			25%	23%		
Net Income (non-GAAP)	$142	$168	(15)%	(22)%	$494	$475	4%	2%
Diluted EPS (non-GAAP) [(2)]	$0.92	$1.07	(14)%	(20)%	3.20	$3.02	6%	4%

in millions, except per share amounts

[(1)] The impact of foreign currency was $31 million favorable in Q4 2017 and $8 million favorable in FY 2017. Adjusted CC revenue growth excludes $124 million of IPS revenue from FY 2016.

[(2)] Q4 2017 includes $0.08 of foreign currency benefit on EPS. Diluted share count of 153.7 million in Q4 2017 and 157.4 million in Q4 2016. FY 2017 includes $0.06 of foreign currency benefit on EPS. Diluted share count of 154.3 million in FY 2017 and 157.4 million in FY 2016.

20

21 SOFTWARE FY 2017 FY 2016 % Change % Change Constant Currency Software License $336 $341 (1)% (2)% Attached License 121 149 (19)% (20)% Unattached License 215 192 12% 12% Software Maintenance 374 372 1% —% Cloud 592 556 6% 6% Professional Services 598 572 5% 5% Software Revenue $1,900 $1,841 3% 3% Software Gross Margin $970 $953 2% 2% Software Gross Margin Rate 51.1% 51.8% (70) bps (60) bps Operating Income $567 $577 (2)% (2)% Operating Income as a % of Revenue 29.8% 31.3% (150) bps (150) bps in millions

22 SERVICES FY 2017 FY 2016 % Change % Change Constant Currency Services Revenue $2,373 $2,306 3% 3% Services Gross Margin $586 $497 18% 20% Services Gross Margin Rate 24.7% 21.6% +310 bps +340 bps Operating Income $288 $201 43% 50% Operating Income as a % of Revenue 12.1% 8.7% +340 bps +370 bps in millions

23 HARDWARE FY 2017 FY 2016 % Change % Change Constant Currency ATMs $1,012 $1,221 (17)% (18)% Self-Checkout (SCO) 407 351 16% 16% Point-of-Sale (POS) 806 674 20% 19% Interactive Printer Solutions (IPS) 18 150 (88)% (32)% Hardware Revenue $2,243 $2,396 (6)% (2)% Hardware Gross Margin $368 $432 (15)% (17)% Hardware Gross Margin Rate 16.4% 18.0% (160) bps (190) bps Operating Income ($2) $62 (103)% (104)% Operating Income as a % of Revenue (0.1%) 2.6% (270) bps (320) bps in millions

24 While NCR reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Operating Income (non-GAAP), Diluted EPS (non-GAAP), Gross Margin (non-GAAP), Gross Margin Rate (non-GAAP), Interest and Other expense (non-GAAP), Income Tax Rate (non-GAAP), Net Income (non-GAAP), Operating Expenses (non-GAAP) and Income Tax Expense (non-GAAP). NCR’s operating income (non-GAAP), diluted earnings per share (non-GAAP), gross margin (non-GAAP), gross margin rate (non-GAAP), interest and other expense (non-GAAP), income tax rate (non-GAAP), and net income (non-GAAP), operating expenses (non-GAAP) and income tax expense (non-GAAP) are determined by excluding pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles, from NCR's GAAP income (loss) from operations, earnings per share, gross margin, gross margin rate, interest and other expense, effective tax rate, net income, operating expenses and income tax expense, respectively. Due to the non-operational nature of these pension and other special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR also uses operating income (non-GAAP) and non-GAAP diluted EPS, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results. Free Cash Flow and Free Cash Flow as a Percentage of Non-GAAP Net Income (or Free Cash Flow Conversion Rate). NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and pension settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. NCR also describes free cash flow as a percentage of non-GAAP net income (or free cash flow conversion rate), which is calculated as free cash flow divided by non- GAAP net income. NCR’s management targets an annual free cash flow conversion rate at or above the range described in these materials because management believes that a conversion rate at or above that range represents the efficient conversion of non- GAAP net income to free cash flow for its business. Free cash flow and free cash flow conversion rate do not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definition of these measures. NON-GAAP MEASURES

25 Constant Currency, IPS Divestiture and Adjusted Constant Currency. NCR presents certain financial measures, such as period-over- period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, NCR’s management uses constant currency measures to evaluate period-over-period operating performance on a more consistent and comparable basis. NCR also presents certain financial measures on an adjusted constant currency basis, which excludes both the effects of foreign currency translation, as described above, and the results of NCR’s Interactive Printer Solutions (IPS) business for the comparable prior period after completion of the sale of the business (which results were previously included in NCR’s Hardware segment). NCR completed the sale of all but the Middle East and Africa assets of its Interactive Printer Solutions (IPS) division to Atlas Holdings LLC on May 27, 2016. NCR’s management believes that presentation of financial measures without these results is more representative of the company's period-over-period operating performance, and provides additional insight into historical and/or future performance, which may be helpful for investors.which the company is able to convert its non-GAAP net income to cash. Net Debt and Adjusted EBITDA. NCR believes that Net Debt provides useful information to investors because NCR’s management reviews Net Debt as part of its management of overall liquidity, financial flexibility, capital structure and leverage. In addition, certain debt rating agencies, creditors and credit analysts monitor NCR’s Net Debt as part of their assessments of NCR’s business. NCR determines Net Debt based on its total debt less cash and cash equivalents, with total debt being defined as total short-term borrowings plus total long-term debt. NCR believes that Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. NCR determines Adjusted EBITDA for a given period based on its GAAP income (loss) from continuing operations plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension expense (benefit); and plus special items. NCR believes that its ratio of net debt to Adjusted EBITDA provides useful information to investors because it is an indicator of the company's ability to meet its future financial obligations. NCR believes that its ratio of Net Debt to Adjusted EBITDA provides useful information to investors because it is an indicator of the company's ability to meet its future financial obligations. In addition, the Net Debt to Adjusted EBITDA ratio is measures frequently used by investors and credit rating agencies. The Net Debt to Adjusted EBITDA ratio is calculated by dividing Net Debt by trailing twelve- month Adjusted EBITDA. NCR management's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of NCR's website at www.ncr.com. NON-GAAP MEASURES

26 Net Income from Continuing Operations (GAAP) to Adjusted EBITDA (non-GAAP) in millions FY 2016 Q3 2017 LTM FY 2017 Net Income from Continuing Operations (GAAP) $287 $345 $240 Pension Mark-to-Market Adjustments 85 85 28 Transformation/Restructuring Costs 26 29 29 Acquisition-Related Amortization of Intangibles 123 114 115 Acquisition-Related Costs 7 5 5 Divestiture and Liquidation Losses 6 1 — Net (Income) Loss from Continuing Operations Attributable to Noncontrolling Interests (4) (5) (3) Interest Expense 170 162 163 Interest Income (4) (4) (3) Depreciation and Amortization 208 226 231 Income Taxes 92 95 242 Stock Compensation Expense 61 76 77 Adjusted EBITDA (non-GAAP) $1,057 $1,129 $1,124 GAAP TO NON-GAAP RECONCILIATION in millions

GAAP TO NON-GAAP RECONCILIATION

Q4 2017 QTD

in millions (except per share amounts)	Q4 QTD 2017 GAAP	Transformation Costs	Acquisition-related amortization of intangibles	Acquisition - related costs	Pension mark-to-market adjustments	Impact of U.S Tax Reform	Q4 QTD 2017 non-GAAP
Product revenue	$750	$—	$—	$—	$—	$—	$750
Service revenue	1,032	—	—	—	—	—	1,032
Total revenue	**1,782**	—	—	—	—	—	**1,782**
Cost of products	596	—	(6)	—	(5)	—	585
Cost of services	671	—	(7)	—	6	—	670
Gross margin	515	—	13	—	(1)	—	527
Gross margin rate	***28.9%***	*—%*	*0.7%*	*—%*	*—%*	*—%*	***29.6%***
Selling, general and administrative expenses	256	(4)	(16)	(2)	(12)	—	222
Research and development expenses	78	1	—	—	(17)	—	62
Total operating expenses	334	(3)	(16)	(2)	(29)	—	284
Total operating expense as a % of revenue	***18.7%***	*(0.2)%*	*(0.9)%*	*(0.1)%*	*(1.6)%*	*—%*	***15.9%***
Income (loss) from operations	**181**	3	29	2	28	—	**243**
Income (loss) from operations as a % of revenue	***10.2%***	*0.2%*	*1.6%*	*—%*	*1.6%*	*—%*	***13.6%***
Interest and Other (expense) income, net	(50)	—	—	—	—	—	(50)
Income (loss) from continuing operations before income taxes	131	3	29	2	28	—	193
Income tax expense (benefit)	164	2	9	1	3	(130)	49
Effective tax rate	***125%***						***25%***
Income (loss) from continuing operations	(33)	1	20	1	25	130	144
Net income (loss) attributable to noncontrolling interests	2	—	—	—	—	—	2
Income (loss) from continuing operations (attributable to NCR)	**($35)**	$1	$20	$1	$25	$130	**$142**
Diluted earnings per share	**($0.38)**	$0.01	$0.13	$0.01	$0.16	$0.85	**$0.92**
Diluted shares outstanding	121.9						153.7

in millions, except per share amounts

27

28 in millions (except per share amounts) Q4 QTD 2017 GAAP Q4 QTD 2017 non-GAAP Income (loss) from continuing operations attributable to NCR common stockholders: Income from continuing operations (attributable to NCR) $(35) $142 Dividends on convertible preferred shares ($11) — Income from continuing operations attributable to NCR common stockholders ($46) $142 Weighted average outstanding shares: Weighted average diluted shares outstanding 121.9 126.4 Weighted as-if converted preferred shares — 27.3 Total shares used in diluted earnings per share 121.9 153.7 Diluted (loss) earnings per share (1) ($0.38) $0.92 (1) GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile. GAAP TO NON-GAAP RECONCILIATION Q4 2017 QTD in millions, except per share amounts

GAAP TO NON-GAAP RECONCILIATION

Q4 2016 QTD

in millions (except per share amounts)	Q4 QTD 2016 GAAP	Restructuring / Transformation Costs	Acquisition-related amortization of intangibles	Acquisition - related costs	Pension mark-to-market adjustments	Divestiture and Liquidation Losses	Q4 QTD 2016 non-GAAP
Product revenue	**$805**	$—	$—	$—	$—	$—	**$805**
Service revenue	**997**	—	—	—	—	—	**997**
Total revenue	**1,802**	—	—	—	—	—	**1,802**
Cost of products	**615**	—	(7)	—	(34)	—	**574**
Cost of services	**708**	—	(6)	—	(4)	—	**698**
Gross margin	**479**	—	13	—	38	—	**530**
Gross margin rate	***26.6%***	*—%*	*0.7%*	*—%*	*2.1%*	*—%*	***29.4%***
Selling, general and administrative expenses	**248**	(1)	(15)	(2)	(24)	—	**206**
Research and development expenses	**83**	—	—	—	(23)	—	**60**
Restructuring-related charges	**2**	(2)	—	—	—	—	**—**
Total expenses	**333**	(3)	(15)	(2)	(47)	—	**266**
Total expense as a % of revenue	***18.5%***	*(0.2)%*	*(0.8)%*	*(0.1)%*	*(2.6)%*	*—%*	***14.8%***
Income (loss) from operations	**146**	3	28	2	85	—	**264**
Income (loss) from operations as a % of revenue	***8.1%***	*0.2%*	*1.6%*	*0.1%*	*4.7%*	*—%*	***14.7%***
Interest and Other (expense) income, net	**(57)**	—	—	—	—	1	**(56)**
Income (loss) from continuing operations before income taxes	**89**	3	28	2	85	1	**208**
Income tax expense (benefit)	**17**	2	9	—	7	1	**36**
Effective tax rate	***19%***						***17%***
Income (loss) from continuing operations	**72**	1	19	2	78	—	**172**
Net income (loss) attributable to noncontrolling interests	**4**	—	—	—	—	—	**4**
Income (loss) from continuing operations (attributable to NCR)	**$68**	$1	$19	$2	$78	$—	**$168**
Diluted earnings per share	**$0.43**	$0.01	$0.12	$0.01	$0.50	$—	**$1.07**
Diluted shares outstanding	**157.4**						**157.4**

in millions, except per share amounts

29

30 in millions (except per share amounts) Q4 QTD 2016 GAAP Q4 QTD 2016 non-GAAP Income from continuing operations attributable to NCR common stockholders $68 $168 Weighted average outstanding shares: Weighted average diluted shares outstanding 128.6 128.6 Weighted as-if converted preferred shares 28.8 28.8 Total shares used in diluted earnings per share 157.4 157.4 Diluted earnings per share (1) $0.43 $1.07 (1) GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile. GAAP TO NON-GAAP RECONCILIATION Q4 2016 QTD in millions, except per share amounts

GAAP TO NON-GAAP RECONCILIATION

FY 2017

in millions (except per share amounts)	FY 2017 GAAP	Transformation Costs	Acquisition-related amortization of intangibles	Acquisition-related costs	Pension mark-to-market adjustments	Impact of U.S. Tax Reform	FY 2017 non-GAAP
Product revenue	$2,579	$—	$—	$—	$—	$—	$2,579
Service revenue	3,937	—	—	—	—	—	3,937
Total revenue	**6,516**	—	—	—	—	—	**6,516**
Cost of products	2,026	(2)	(25)	—	(5)	—	1,994
Cost of services	2,626	(9)	(25)	—	6	—	2,598
Gross margin	1,864	11	50	—	(1)	—	1,924
Gross margin rate	***28.6%***	*0.1%*	*0.8%*	—%	—%	—%	***29.5%***
Selling, general and administrative expenses	932	(14)	(65)	(5)	(12)	—	836
Research and development expenses	256	(4)	—	—	(17)	—	235
Total operating expenses	1,188	(18)	(65)	(5)	(29)	—	1,071
Total operating expense as a % of revenue	***18.2%***	*(0.3)%*	*(1.0)%*	*(0.1)%*	*(0.4)%*	—%	***16.4%***
Income (loss) from operations	**676**	29	115	5	28	—	**853**
Income (loss) from operations as a % of revenue	***10.4%***	*0.4%*	*1.8%*	*0.1%*	*0.4%*	—%	***13.1%***
Interest and Other (expense) income, net	(194)	—	—	—	—	—	(194)
Income (loss) from continuing operations before income taxes	482	29	115	5	28	—	659
Income tax expense (benefit)	242	9	36	2	3	(130)	162
Effective tax rate	***50%***						***25%***
Income (loss) from continuing operations	240	20	79	3	25	130	497
Net income (loss) attributable to noncontrolling interests	3	—	—	—	—	—	3
Income (loss) from continuing operations (attributable to NCR)	**$237**	$20	$79	$3	$25	$130	**$494**
Diluted earnings per share	**$1.01**	$0.13	$0.51	$0.02	$0.16	$0.84	**$3.20**
Diluted shares outstanding	127.0						154.3

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32 in millions (except per share amounts) Q4 YTD 2017 GAAP Q4 YTD 2017 non-GAAP Income (loss) from continuing operations attributable to NCR common stockholders: Income from continuing operations (attributable to NCR) $237 $494 Dividends on convertible preferred shares (47) — Deemed dividend on modification of convertible preferred shares (4) — Deemed dividend on convertible preferred shares related to redemption value accretion (58) — Income from continuing operations attributable to NCR common stockholders $128 $494 Weighted average outstanding shares: Weighted average diluted shares outstanding 127.0 127.0 Weighted as-if converted preferred shares — 27.3 Total shares used in diluted earnings per share 127.0 154.3 Diluted earnings per share (1) $1.01 $3.20 (1) GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile. GAAP TO NON-GAAP RECONCILIATION FY 2017

GAAP TO NON-GAAP RECONCILIATION

FY 2016

in millions (except per share amounts)	FY 2016 GAAP	Restructuring / Transformation Costs	Acquisition-related amortization of intangibles	Acquisition-related costs	Divestiture and Liquidations Losses	Pension mark-to-market adjustments	FY 2016 non-GAAP
Product revenue	$2,737	$—	$—	$—	$—	$—	$2,737
Service revenue	3,806	—	—	—	—	—	3,806
Total revenue	6,543	—	—	—	—	—	6,543
Cost of products	2,102	—	(34)	—	—	(34)	2,034
Cost of services	2,659	(4)	(24)	—	—	(4)	2,627
Gross margin	1,782	4	58	—	—	38	1,882
Gross margin rate	27.2%	0.1%	0.8%	—%	—%	0.6%	28.8%
Selling, general and administrative expenses	926	(7)	(65)	(7)	—	(24)	823
Research and development expenses	242	—	—	—	—	(23)	219
Restructuring-related charges	15	(15)	—	—	—	—	—
Total expenses	1,183	(22)	(65)	(7)	—	(47)	1,042
Total expense as a % of revenue	18.1%	(0.3)%	(1.0)%	(0.1)%	—%	(0.7)%	15.9%
Income (loss) from operations	599	26	123	7	—	85	840
Income (loss) from operations as a % of revenue	9.2%	0.4%	1.9%	0.1%	—%	1.3%	12.8%
Interest and Other (expense) income, net	(220)	—	—	—	6	—	(214)
Income (loss) from continuing operations before income taxes	379	26	123	7	6	85	626
Income tax expense (benefit)	92	5	40	2	1	7	147
Effective tax rate	24%						23%
Income (loss) from continuing operations	287	21	83	5	5	78	479
Net income (loss) attributable to noncontrolling interests	4	—	—	—	—	—	4
Income (loss) from continuing operations (attributable to NCR)	$283	$21	$83	$5	$5	$78	$475
Diluted earnings per share	$1.80	$0.13	$0.53	$0.03	$0.03	$0.50	$3.02
Diluted Shares outstanding	157.4						157.4

in millions, except per share amounts

33

34 in millions (except per share amounts) FY 2016 GAAP FY 2016non-GAAP Income from continuing operations attributable to NCR common stockholders $283 $475 Weighted average outstanding shares: Weighted average diluted shares outstanding 129.2 129.2 Weighted as-if converted preferred shares 28.2 28.2 Total shares used in diluted earnings per share 157.4 157.4 Diluted earnings per share (1) $1.80 $3.02 (1) GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile. GAAP TO NON-GAAP RECONCILIATION FY 2016 in millions, except per share amounts

35 Gross Margin and Gross Margin Rate (non-GAAP) to Gross Margin and Gross Margin Rate (GAAP) Q4 2017 QTD Q4 2017 YTD Gross Margin Gross Margin Rate % Gross Margin Gross Margin Rate % Software 270 53.1% 970 51.1% Services 155 25.0% 586 24.7% Hardware 102 15.6% 368 16.4% Total Gross Margin (non-GAAP) 527 29.6% 1,924 29.5% Less: Restructuring/Transformation Costs — —% 11 0.1% Acquisition-related amortization of intangibles 13 0.7% 50 0.8% Pension mark-to-market adjustments (1) —% (1) —% Total Gross Margin (GAAP) 515 28.9% 1,864 28.6% GAAP TO NON-GAAP RECONCILIATION Q4 2017 QTD & YTD

36 Gross Margin and Gross Margin Rate (non-GAAP) to Gross Margin and Gross Margin Rate (GAAP) Q4 2016 QTD Q4 2016 YTD Gross Margin Gross Margin Rate % Gross Margin Gross Margin Rate % Software 270 53.8% 953 51.8% Services 133 22.2% 497 21.6% Hardware 127 18.1% 432 18.0% Total Gross Margin (non-GAAP) 530 29.4% 1,882 28.8% Less: Restructuring/Transformation Costs — —% 4 0.1% Acquisition-related amortization of intangibles 13 0.7% 58 0.8% Pension mark-to-market adjustments 38 2.1% 38 0.6% Total Gross Margin (GAAP) 479 26.6% 1,782 27.2% GAAP TO NON-GAAP RECONCILIATION Q4 2016 QTD & YTD

37 Operating Income and Operating Income Rate (non-GAAP) to Operating Income and Operating Income Rate (GAAP) Q4 2017 QTD Q4 2017 YTD Operating Income Operating Income Rate Operating Income Operating Income Rate Software 166 32.7% 567 29.8% Services 79 12.8% 288 12.1% Hardware (2) (0.3)% (2) (0.1)% Total Operating Income (non-GAAP) 243 13.6% 853 13.1% Less: Restructuring/Transformation Costs 3 0.2% 29 0.4% Acquisition-related amortization of intangibles 29 1.6% 115 1.8% Acquisition-related costs 2 —% 5 0.1% Pension mark-to-market adjustments 28 1.6% 28 0.4% Total Operating Income (GAAP) 181 10.2% 676 10.4% GAAP TO NON-GAAP RECONCILIATION Q4 2017 QTD & YTD

38 Operating Income and Operating Income Rate (non-GAAP) to Operating Income and Operating Income Rate (GAAP) Q4 2016 QTD Q4 2016 YTD Operating Income Operating Income Rate Operating Income Operating Income Rate Software 172 34.3% 577 31.3% Services 62 10.4% 201 8.7% Hardware 30 4.3% 62 2.6% Total Operating Income (non-GAAP) 264 14.7% 840 12.8% Less: Restructuring/Transformation Costs 3 0.2% 26 0.4% Acquisition-related amortization of intangibles 28 1.6% 123 1.9% Acquisition-related costs 2 0.1% 7 0.1% Pension mark-to-market adjustments 85 4.7% 85 1.3% Total Operating Income (GAAP) 146 8.1% 599 9.2% GAAP TO NON-GAAP RECONCILIATION Q4 2016 QTD & YTD

39 Revenue Growth % (GAAP) to Revenue Growth Adjusted Constant Currency % (non-GAAP) Q4 2017 QTD Q4 2017 YTD Revenue Growth % (GAAP) Favorable (unfavorable) FX impact Revenue Growth Constant Currency % (non-GAAP) Revenue Growth % (GAAP) Favorable (unfavorable) FX impact Divestiture impact Revenue Growth Adjusted Constant Currency % (non-GAAP) Software License (8)% 2% (10)% (1)% 1% —% (2)% Attached License (18)% 3% (21)% (19)% 1% —% (20)% Unattached License —% —% —% 12% —% —% 12% Software Maintenance —% 2% (2)% 1% 1% —% —% Cloud 6% —% 6% 6% —% —% 6% Professional Services 3% 2% 1% 5% —% —% 5% Software 1% 1% —% 3% —% —% 3% Services 4% 2% 2% 3% —% —% 3% ATMs (21)% 1% (22)% (17)% 1% —% (18)% Self-Checkout (SCO) (1)% —% (1)% 16% —% —% 16% Point-of-Sale (POS) 23% 3% 20% 20% 1% —% 19% Interactive Printer Solutions (IPS) (63)% —% (63)% (88)% —% (56)% (32)% Hardware (7)% 2% (9)% (6)% 1% (5)% (2)% Total Revenue (1)% 2% (3)% —% —% (1)% 1% GAAP TO NON-GAAP RECONCILIATION

40 Gross Margin Growth % (GAAP) to Gross Margin Growth % on a Constant Currency Basis (non-GAAP) Q4 2017 QTD 2017 YTD Gross Margin Growth % Reported Favorable (unfavorable) FX impact Constant Currency Gross Margin Growth % (non-GAAP) Gross Margin Growth % Reported Favorable (unfavorable) FX impact Constant Currency Gross Margin Growth % (non-GAAP) Software —% 1% (1)% 2% —% 2% Services 17% 1% 16% 18% (2)% 20% Hardware (20)% 5% (25)% (15)% 2% (17)% Total Gross Margin (1)% 2% (3)% 2% —% 2% GAAP TO NON-GAAP RECONCILIATION

41 Operating Income Growth % (GAAP) to Operating Income Growth % on a Constant Currency Basis (non-GAAP) Q4 2017 QTD 2017 YTD Operating Income Growth % Reported Favorable (unfavorable) FX impact Constant Currency Operating Income Growth % (non-GAAP) Operating Income Growth % Reported Favorable (unfavorable) FX impact Constant Currency Operating Income Growth % (non-GAAP) Software (3)% 2% (5)% (2)% —% (2)% Services 27% —% 27% 43% (7)% 50% Hardware (107)% (2)% (105)% (103)% 1% (104)% Total Operating Income (8)% 3% (11)% 2% —% 2% GAAP TO NON-GAAP RECONCILIATION

42 GAAP TO NON-GAAP RECONCILIATION Gross Margin Growth bps (GAAP) to Gross Margin Growth bps on a Constant Currency Basis (non-GAAP) Q4 2017 QTD 2017 YTD Gross Margin bps Growth Reported Favorable (unfavorable) FX impact Constant Currency Gross Margin bps Growth (non-GAAP) Gross Margin bps Growth Reported Favorable (unfavorable) FX impact Constant Currency Gross Margin bps Growth (non-GAAP) Software (70) bps 10 bps (80) bps (70) bps (10) bps (60) bps Services 280 bps — bps 280 bps 310 bps (30) bps 340 bps Hardware (250) bps 80 bps (330) bps (160) bps 30 bps (190) bps Total Gross Margin bps 20 bps 30 bps (10) bps 70 bps — bps 70 bps

43 Operating Income Growth bps (GAAP) to Operating Income Growth bps on a Constant Currency Basis (non-GAAP) Q4 2017 QTD 2017 YTD Operating Income bps Growth Reported Favorable (unfavorable) FX impact Constant Currency Operating Income bps Growth (non- GAAP) Operating Income bps Growth Reported Favorable (unfavorable) FX impact Constant Currency Operating Income bps Growth (non- GAAP) Software (160) bps — bps (160) bps (150) bps — bps (150) bps Services 240 bps (20) bps 260 bps 340 bps (30) bps 370 bps Hardware (460) bps 80 bps (540) bps (270) bps 50 bps (320) bps Total Operating Income (110) bps 20 bps (130) bps 30 bps 30 bps — bps GAAP TO NON-GAAP RECONCILIATION

GAAP TO NON-GAAP RECONCILIATION

Diluted Earnings per Share (GAAP) to Diluted Earnings per Share (non-GAAP)

	2018 Guidance	Q1 2018 Guidance
Diluted EPS (GAAP) [(1) (2)]	$2.08 - $2.48	$0.16 - $0.29
Restructuring/Transformation costs	0.50 - 0.75	0.05 - 0.09
Acquisition-Related Amortization of Intangibles	0.42	0.10
Acquisition-Related Costs	0.05	0.01
Non-GAAP Diluted EPS [(1) (3)]	$3.30 - $3.45	$0.41 - $0.47

(1) Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

(2) Except for the adjustments noted herein, this guidance does not include the effects of any future acquisitions/divestitures, restructuring activities, pension mark-to-market adjustments, taxes or other events, which are difficult to predict and which may or may not be significant.

(3) For FY 2018, we have assumed OIE of approximately $204 million, an effective tax rate of 24% and a share count of 154 million compared to OIE of $198 million, an effective tax rate of 25% and a share count of 154 million in FY 2017. For Q1 2018, we have assumed OIE of approximately $52 million, an effective tax rate of 28% and a share count of 153 million compared to OIE of $46 million, an effective tax rate of 24% and a share count of 156.7 million in Q1 2017.

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